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                                                                    Exhibit 23.2

                          CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement on Form S-2 of our report dated March 15, 1996, on our audit of the statements of operations, stockholders' equity, and cash flows of Endorex Corp. (formerly Immunotherapeutics, Inc.) (a development stage company) for the year ended January 31, 1996 and for the cumulative period from February 15, 1985 (date of inception) to January 31, 1996. We also consent to the reference to our firm under the caption "Experts."


                                   /s/ Moore Stephens, P.C.
                                   ----------------------------
                                   MOORE STEPHENS, P.C.
                                   Certified Public Accountants


Cranford, New Jersey
March 11, 1998